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                                                                   Exhibit 10.13


                           HORIZON HEALTH CORPORATION

                            BONUS PLAN -- FISCAL 2002


James W. McAtee:        Shall earn a bonus for fiscal 2002 from zero (0%) to one
                        hundred (100%) of fiscal 2002 base salary pro-rata based upon the company's audited net income results.


Ronald C. Drabik:       Shall earn a bonus for fiscal 2002 from zero (0%) to
                        forty (40%) of fiscal 2002 base salary pro-rata based upon the company's audited net income results.


The following bonuses will be earned starting at 80% of target achievement with pro-rata amounts due up to 100% of the target. The two contract management operators may have up to 50% of their bonus upon the achievement of specific contracts retained as set by the President and CEO of the Company.


Linda Laitner:          Up to fifty percent (50%) of average base salary for
                        fiscal year 2002 based upon the achievement of operating cash flow targets consistent with fiscal 2002 budgets.


David Tingue:           Up to fifty percent (50%) of average base salary for
                        fiscal year 2002 based upon the achievement of operating cash flow targets consistent with fiscal 2002 budgets.


Frank Baumann:          Up to sixty percent (60%) of average base salary for
                        fiscal year 2002 based upon achieving a combination of operating cash flow targets and contract retention.


Dave White:             Up to sixty percent (60%) of average base salary for
                        fiscal year 2002 based upon achieving a combination of operating cash flow targets and contract retention.